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                                                    EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF JANUARY 29, 1994

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

Name                               Jurisdiction of Incorporation
- - ----                               -----------------------------
TRU, Inc.                                  Delaware
Geoffrey, Inc.                             Delaware
Toys 'R' Us-NY Holdings, Inc.              Delaware
Toys 'R' Us-Ohio, Inc.                     Delaware
Toys 'R' Us-Headquarters, Inc.             Delaware
KRU, Inc.                                  Delaware
Toys 'R' Us-Mass., Inc.                    Massachusetts
ABG Corp.                                  Nevada
Toys 'R' Us-N.J., Inc.                     New Jersey
Toys 'R' Us-NYTEX, Inc.                    New York
Toys 'R' Us-N.Y. Limited Partnership       New York
Toys 'R' Us-Penn., Inc.                    Pennsylvania
TRU of Puerto Rico, Inc.                   Puerto Rico
Toys 'R' Us-Texas, Inc.                    Texas
Toys 'R' Us Handelsgesellschaft m.b.H.     Austria
Toys 'R' Us (Australia) Pty, Ltd.          Australia
TRU (Barbados), Ltd.                       Barbados
Toys 'R' Us - Belgium, N.V.                Belgium
Toys 'R' Us (Canada) Ltd.                  Ontario, Canada
Geoffrey Toys (Canada) Ltd.                Canada
TRU (NRO) Investments Ltd.                 Alberta, Canada
TRU (NRO) II Investments Ltd.              Alberta, Canada
Toys 'R' Us A/S                            Denmark
Toys 'R' Us S.A.R.L.                       France
Toys 'R' Us GmbH                           Germany
Toys 'R' Us Operations GmbH                Germany
Toys 'R' Us Logistik GmbH                  Germany
Toys 'R' Us Service GmbH                   Germany
TRU (HK) Limited                           Hong Kong
Toys 'R' Us Limited                        Hong Kong
Toys 'R' Us S.r.l.                         Italy
Toys 'R' Us-Japan, Ltd.*                   Japan
Toys 'R' Us (Mexico), S.A. de C.V.         Mexico
TRU (Netherlands) B.V.                     Netherlands
Toys 'R' Us (Netherlands) B.V.             Netherlands
Toys R Us Portugal, Limitada               Portugal
Toys 'R' Us-Singapore (Pte) Limited        Singapore
Toys R Us, Iberia, S.A.                    Spain
Toys 'R' Us, Aktiebolag                    Sweden
TRU Toys R Us AG                           Switzerland
TRU AG, Switzerland                        Switzerland
Toys 'R' Us Limited                        United Kingdom
Toys 'R' Us Holdings PLC                   United Kingdom
Toys 'R' Us Properties Limited             United Kingdom
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Other subsidiaries are omitted because considered in the aggregate such subsidiaries would not constitute a significant subsidiary.

* 80% owned